Exhibit 23.1








                       CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in the Registration Statement (No. 33-80489) on Form S-8 of our report dated July 17, 1998 on the financial statements and financial statement schedules of Continental Information Systems Corporation (the "Company") which appear in the May 31, 1998 Annual Report on Form 10-K of the Company.




PricewaterhouseCoopers LLP


August 24, 1998
Syracuse, New York